                                                                    Exhibit 3.19


                      CERTIFICATE OF LIMITED PARTNERSHIP

                                      OF

                         HUNTSMAN PROPYLENE OXIDE LTD.


          This Certificate of Limited Partnership of Huntsman Propylene Oxide Ltd. (the "Partnership") is being executed and filed by the undersigned General Partner (the "General Partner") to form a limited partnership under the Texas Revised Limited Partnership Act (the "Act").

          1.  The name of the limited partnership is Huntsman Propylene Oxide
     Ltd.

          2. The address of the registered office of the Partnership is 350 North St. Paul Street, Dallas, Texas 75201, and the name and address of the registered agent for service of process on the Partnership required to be maintained by Section 1.06 of the Act are CT Corporation System, 350 North St. Paul Street, Dallas, Texas 75201.

          3. The address of the principal office in the United States where records are required to be kept or made available under Section 1.07 of the Act is. 3040 Post Oak Boulevard, Houston, Texas 77056.

          4. The name of the General Partner is Huntsman Propylene Oxide Holdings LLC, and the mailing address of its business is 3040 Post Oak Boulevard, Houston, Texas 77056.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ____ day of __________________, 2000.

                                     GENERAL PARTNER:

                                          HUNTSMAN PROPYLENE OXIDE
                                          HOLDINGS LLC,
                                          a Delaware limited liability company,


                                          By__________________________
                                          Name:_______________________
                                          Title:______________________